Exhibit 5.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-9 of Thomson Reuters Corporation and Form F-3 of Thomson Reuters PLC of our report dated March 19, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Reuters Group PLC, which appears in Item 18 of the Annual Report of Thomson Reuters PLC on Form 20-F for the year ended December 31, 2007 dated April 17, 2008. We also consent to the incorporation by reference in this Registration Statement on Form F-9 of Thomson Reuters Corporation and Form F-3 of Thomson Reuters PLC of our report dated March 19, 2008, except for note 40, as to which the date is May 15, 2008, relating to the consolidated financial statements of Reuters Group PLC, which appears in Annex A of the Business Acquisition Report of Thomson Reuters Corporation filed on Form 6-K dated May 15, 2008. We also consent to the reference to us under the heading “Experts” in the Amended and Restated Short Form Base Shelf Prospectus contained in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
May 29, 2008